UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

(17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2015, Old Line Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

(1)	To elect five directors to serve for a three-year term ending at the annual meeting of stockholders to be held in 2018, and until their successors are duly elected and qualified.

	Votes	Votes	Broker
	For	Withheld	Non-Votes

Andre’ J. Gingles	7,563,555	104,241	1,654,156
William J. Harnett	7,528,814	138,982	1,654,156
Frank Lucente, Jr.	7,575,563	92,233	1,654,156
John M. Suit, II	7,548,635	119,161	1,654,156
Frank Taylor	7,576,108	91,688	1,654,156

(2)	To ratify the appointment of Dixon Hughes Goodman LLP as independent public accountants to audit the Company’s financial statements for 2015.

Votes For	9,280,235
Votes Against	27,211
Abstentions	14,506
Broker Non-Votes	0

(3)	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.
Votes For	6,660,911
Votes Against	140,899
Abstentions	865,986
Broker Non-Votes	1,654,156

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date:  May 28, 2015By:  /s/Mark A. Semanie

              Mark A. Semanie, Executive Vice President

        and Chief Operating Officer